                                                                 EXHIBIT (D)(28)

                               REVISED SCHEDULE B
                           TO THE ADVISORY AGREEEMENT

     THIS SCHEDULE B, dated as of _________, 2006, is revised Schedule B to that certain Advisory Agreement dated as of _________, 2006 between Aston Asset Management LLC and Aston Funds.

FUND                                       ANNUAL FEE RATE
----------------------------------------   -------------------------------------
Aston/McDonnell Municipal Bond Fund        0.60% of the fund's average daily net
                                           assets
Aston/TCH Fixed Income Fund                0.55% of the fund's average daily net
                                           assets
Aston Balanced Fund                        0.70% of the fund's average daily net
                                           assets
Aston/Optimum Mid Cap Fund                 0.80% for the first $100 million
                                           0.75% for next $300 million
                                           0.70% over $400 million
Aston/ABN AMRO Growth Fund                 0.70% of the fund's average daily net
                                           assets
Aston/Veredus Aggressive Growth Fund       1.00% of the fund's average daily net
                                           assets
Aston/Veredus Select Growth Fund           0.80% of the fund's average daily net
                                           assets
Aston/Montag & Caldwell Balanced Fund      0.75% of the fund's average daily net
                                           assets
Aston/Montag & Caldwell Growth Fund        0.80% for the first $800 million
                                           0.60% over $800 million
Aston/Veredus SciTech Fund                 1.00% of the fund's average daily net
                                           assets
Aston/TAMRO Large Cap Value Fund           0.80% of the fund's average daily net
                                           assets
Aston/TAMRO Small Cap Fund                 0.90% of the fund's average daily net
                                           assets
Aston/ABN AMRO Real Estate Fund            1.00% of the fund's average daily net
                                           assets
Aston Value Fund                           0.80% of the fund's average daily net
                                           assets
Aston/TCH Investment Grade Bond Fund       0.50% of the fund's average daily net
                                           assets
Aston/ABN AMRO High Yield Bond             0.45% of the fund's average daily net
                                           assets
Aston/River Road Dynamic Equity Fund       0.70% of the fund's average daily net
                                           assets
Aston/River Road Small Cap Value Fund      0.90% of the fund's average daily net
                                           assets
Aston/ABN AMRO Mid Cap Growth Fund         0.80% of the fund's average daily net
                                           assets
Aston/ABN AMRO International Fund          1.00% of the fund's average daily net
                                           assets
Aston/Optimum Large Cap Opportunity Fund   0.80% of the fund's average daily net
                                           assets

                                                                 EXHIBIT (D)(28)

ASTON FUNDS                             ASTON ASSET MANAGEMENT LLC


By:                                     By:
    ---------------------------------       ------------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------